                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

         AMERICAN  CENTURY  MUTUAL  FUNDS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND:  Pursuant  to  authority  expressly  vested  in  the  Board  of
Directors of the  Corporation  by Section  2-605(a)(4)  of the Maryland  General
Corporation  Law, the Board of Directors of the  Corporation  has authorized the renaming of the duly established and allocated series of the Corporation's stock as follows:

         New Series Name                                      Prior Series Name
         Tax-Managed Value Fund                               Capital Value Fund

                The name changes shall be effective on March 1, 2003.

         THIRD:  Except as otherwise provided by the express provisions of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH:  A description  of the series and classes of shares,  including the  preferences,  conversion  and other rights,  voting  powers,  restrictions, limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

         FIFTH:   The  Board  of  Directors  of  the  Corporation  duly  adopted resolutions  authorizing  the  renaming of the  Series,  as set forth in Article
SECOND.

         IN WITNESS  WHEREOF,  AMERICAN  CENTURY  MUTUAL FUNDS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 12th day of February, 2003.

                                              AMERICAN CENTURY MUTUAL FUNDS, INC.
ATTEST:

       /s/Anastasia H. Enneking                    /s/Charles A. Etherington
Name:  Anastasia H. Enneking               Name:   Charles A. Etherington
Title: Assistant Secretary                         Title: Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS,  INC.,
who executed on behalf of said Corporation the foregoing Articles  Supplementary to the Charter,  of which this certificate is made a part, hereby  acknowledges, in the  name  of and on  behalf  of said  Corporation,  the  foregoing  Articles
Supplementary  to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  February 12, 2003                /s/Charles A. Etherington
                                         Charles A. Etherington, Vice President